Exhibit 10.8(b)

AMENDMENT NO. 1

TO

SKYWEST, INC.

1995 EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT, (the “Amendment”) is made effective as of the 31st day of December 1995 by SkyWest, Inc., a Utah corporation (the “Company”).

RECITALS

WHEREAS, effective November 8, 1994, the Company adopted the SkyWest Inc. 1995 Employee Stock Purchase Plan (the “Plan”) for the purpose of providing a method whereby employees of the Company and certain of its subsidiaries would have an opportunity to acquire a proprietary interest in the Company.

WHEREAS, subsequent to the adoption of the Plan, the Company has determined it advisable and in the best interests of the Company to execute this Amendment to amend the Plan to incorporate the modifications set forth below;

NOW THEREFORE, upon these premises, the Plan is hereby modified, altered and amended in the following respects only:

1.     Amendments.

a.     Section 6.1 shall be amended to read in its entirety as follows:

6.1           Number of Option Shares. On the applicable Offering Commencement Date, a participating Employee shall be deemed to have been granted an option to purchase on the Offering Termination Date a number of shares of Common Stock determined by dividing such participating Employee’s contributions accumulated prior to such Offering Termination Date and retained in the participating Employee’s account as of the Offering Termination Date by the lower of (i) eighty-five percent (85%) of the market value of a share of Common Stock on the offering Commencement Date, or (ii) eighty-five percent (85%) of the market value of a share of Common Stock on the Offering Termination Date; provided, however, that the maximum number of shares of Common Stock an Employee may purchase during each Offering shall be determined at the Offering Commencement Date by dividing $25,000 ($12,500 in the case of a six-month Offering) by the market value of a share of Common stock on the Offering Commencement Date, and provided further that such purchase shall be subject to the limitations set forth in Article 10 or any other applicable provisions of the Plan. For purposes of this Section 6.1, the market value of a share of Common Stock shall mean the closing sale price of the Common stock on the applicable date (or the nearest prior business day on which shares of Common Stock traded on the NASDAQ/NMS if no shares of Common Stock traded on the applicable date) as reported on the NASDAQ/NMS or on such other exchange or quotation system on which the Common Stock is then listed or quoted.

b.     Section 6.2 shall be amended to read in its entirety as follows:

6.2           Option Price. The option price of Common Stock purchased with payroll deductions made during each Offering for a participant therein shall be the lower of:

(a)           85% of the closing sale price of the stock on the NASDAQ Stock Market/National Market System (“NASDAQ/NMS”) (or such other exchange or quotation system on which the Common Stock is then listed or quoted) on the applicable Offering Commencement Date (or on the nearest prior business day on which shares of Common Stock are traded on the NASDAQ/NMS if no shares of Common Stock are traded on the applicable Offering Termination Date);

(b)           85% of the NASDAQ/NMS closing sale price of the stock on the NASDAQ/NMS (or such other exchange or quotation system on which the Common Shares is then listed or quoted) on the applicable Offering Termination Date (or on the nearest prior business day on which shares of Common Stock are traded on the NASDAQ/NMS if no shares of Common Stock are traded on the applicable Offering Termination Date).

2.             Effective Date. This amendment shall be effective as of December 31, 1995 and shall apply to all existing options under the Plan and all options to be granted under the terms of the Plan on or after December 31, 1995.

3.             Ratification. In all respect, other than as specifically set forth in Section 1 above, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plan the provisions of this Amendment shall in all respects govern and control.

To record the adoption of this amendment Plan by the Board and approval by the stockholders, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

SKYWEST, INC.,
a Utah corporation

By:	/s/ Eric Christensen
Its: VP Planning and Corporate Secretary